Exhibit 10.13

SHARE SUBSCRIPTION AGREEMENT

This Share Subscription Agreement (this “Agreement”) is made and entered into as of June 28, 2016 by and between:

(1)                                 ZTO Express (Cayman) Inc., an exempted company limited by shares incorporated and existing under the laws of the Cayman Islands (the “Company”); and

(2)                                 Zto Es Holding Limited, a BVI business company incorporated and existing under the laws of the British Virgin Islands (the “Subscriber”).

The Subscriber on the one hand, and the Company on the other hand, are sometimes herein referred to each as a “Party,” and collectively as the “Parties.”

W I T N E S S E T H:

WHEREAS, the Company wishes to issue, allot and sell to the Subscriber, and the Subscriber wishes to subscribe for and acquire, a certain number of Ordinary Shares (as defined below) upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Parties hereto agree as follows:

ARTICLE I

ISSUANCE AND SUBSCRIPTION

Section 1.1            Subscription of Ordinary Shares. Upon the terms and subject to the conditions of this Agreement, the Company shall issue and allot to the Subscriber, and the Subscriber shall subscribe and pay for, 16,000,000 ordinary shares (the “Ordinary Shares”) of the Company, par value US$0.0001 each (the “Subscribed Shares”), at U.S. dollar equivalent of RMB80,000,000 (the “Purchase Price”), free and clear of all liens or encumbrances (except for restrictions arising under the Securities Act of 1933, as amended (the “Securities Act”) or created by virtue of this Agreement).

Section 1.2            Closing.

(a)        Closing. The closing (the “Closing”) of the issuance and subscription of the Subscribed Shares pursuant to Section 1.1 shall take place on the date hereof or on such date and at such place as the Company and the Subscriber may mutually agree. The date and time of the Closing are referred to herein as the “Closing Date.”

(b)        Payment and Delivery. At the Closing, (i) the Subscriber shall pay and deliver the Purchase Price to the Company in U.S. dollars by wire transfer, or by such other method mutually agreeable to the Company and the Subscriber, of immediately available funds to such bank account designated in writing by the Company; and upon receipt of the same (ii) the Subscriber shall execute and deliver the waiver in the form of Exhibit A hereto as a deed (the “Waiver”) and (iii) the Company shall issue to the Subscriber the Subscribed Shares, enter in the register of members of the Company the name of the Subscriber as the holder of the Subscribed Shares, and, if requested by the Subscriber, deliver one or more duly executed share certificates in original form, registered in the name of the Subscriber, together with a certified true copy of the register of the members of the Company, evidencing the Subscribed Shares being issued and sold to the Subscriber.

(c)       Register of Members. The Subscriber agrees to take the Subscribed Shares subject to the memorandum of association and the articles of association of the Company and authorizes the Company to enter its name and address as set forth below in the register of members of the Company:

Name: Zto Es Holding Limited

Address: c/o Sertus Incorporations (BVI) Limited

Sertus Chambers, P.O. Box 905, Quastisky Building

Road Town, Tortola, British Virgin Islands

(e)        Restrictive Legend. Each certificate representing Subscribed Shares shall be endorsed with the following legend:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (AS AMENDED, THE “ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OF AMERICA. THIS SECURITY MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (2) AN EXEMPTION OR QUALIFICATION UNDER THE ACT AND OTHER APPLICABLE SECURITIES LAWS OR (3) DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT. ANY ATTEMPT TO TRANSFER, SELL, PLEDGE OR HYPOTHECATE THIS SECURITY IN VIOLATION OF THESE RESTRICTIONS SHALL BE VOID.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1            Representations and Warranties of the Company. The Company hereby represents and warrants to the Subscriber, as of the Closing Date, as follows:

(a)        Due Formation. The Company is a company duly incorporated as an exempted company with limited liability, validly existing and in good standing under the laws of the Cayman Islands. The Company has all requisite power and authority to carry on its business as it is currently being conducted.

(b)        Authority. The Company has full power and authority to enter into, execute and deliver this Agreement and each agreement, certificate, document and instrument to be executed and delivered by the Company pursuant to this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and any agreements, certificates, documents and instruments to be executed and delivered by the Company pursuant to this Agreement, and the performance by the Company of its obligations hereunder, have been duly authorized by all requisite actions on its part.

(c)        Valid Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by (i) the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, merger, consolidation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors as well as applicable international sanctions, (ii) statutory limitation of the time within which proceedings may be brought and (iii) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d)        Due Issuance of the Subscribed Shares. The Subscribed Shares have been duly authorized and when issued and allotted to and paid for by the Subscriber pursuant to this Agreement, will be validly issued, fully paid and non-assessable (which term means that no further sums are required to be paid by the holders thereof in connection with the issue thereof) and free and clear of any pledge, mortgage, security interest, encumbrance, lien, charge, assessment, right of first refusal, right of pre-emption, third party right or interest, claim or restriction of any kind or nature, except for restrictions arising under the Securities Act or created by virtue of this Agreement and upon delivery and entry into the register of members of the Company the name of the Subscriber as holder of the Subscribed Shares, the Subscriber will have good and valid title to the Subscribed Shares.

(e)        Noncontravention. Neither the execution and the delivery of this Agreement, nor the transactions contemplated hereby, violate any provision of the organizational documents of the Company or its subsidiaries or violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental entity or court to which the Company or its subsidiaries is subject.

Section 2.2            Representations and Warranties of the Subscriber. The Subscriber hereby represents and warrants to the Company, as of the Closing Date, as follows:

(a)        Due Formation. If the Subscriber is a company limited by shares with limited liability under the BVI Business Company Act (as amended), it is duly incorporated, validly existing and in good standing under the laws of the British Virgin Islands. The Subscriber has all requisite power and authority to carry on its business as it is currently being conducted.

(b)        Authority. The Subscriber has full power and authority to enter into, execute and deliver this Agreement and each agreement, certificate, document and instrument to be executed and delivered by the Subscriber pursuant to this Agreement and to perform its obligations hereunder. If the Subscriber is a partnership, corporation, limited liability company or other entity, the execution and delivery by the Subscriber of this Agreement and any agreements, certificates, documents and instruments to be executed and delivered by the Subscriber pursuant to this Agreement, and the performance by the Subscriber of its obligations hereunder have been duly authorized by all requisite actions on its part.

(c)        Valid Agreement. This Agreement has been duly executed and delivered by the Subscriber and constitutes the legal, valid and binding obligations of the Subscriber, enforceable against the Subscriber in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d)        Noncontravention. Neither the execution and the delivery of this Agreement, nor the transactions contemplated hereby, violate, if the Subscriber is a partnership, corporation, limited liability company or other entity, any provision of the organizational documents of the Subscriber or violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental entity or court to which the Subscriber is subject.

ARTICLE III

OTHER AGREEMENTS

Section 3.1            Subscriber Waiver. The Subscriber shall promptly notify the Company of any transfer of the limited partnership interest of any of the limited partnerships which are shareholders of the Subscriber to any employee of the Company. Upon receipt of proof of such transfer satisfactory to the Company, the Subscriber shall have the right to amend the Waiver to reduce the number of Ordinary Shares subject to the Waiver by an amount equal to the product of the multiplication of (x) 16,000,000 × (y) the percentage of shares of the Subscriber held by the applicable limited partnership × (z) a fraction calculated by dividing the amount of limited partnership interest that is the subject of the transfer by that limited partnership’s total equity interest.

ARTICLE IV

INDEMNIFICATION

Section 4.1            Indemnification. Each of the Company and the Subscriber (an “Indemnifying Party”) shall indemnify and hold each other and their directors, officers, employees, advisors and agents (collectively, the “Indemnified Party”) harmless from and against any losses, claims, damages, fines, expenses and liabilities of any kind or nature whatsoever, including but not limited to any investigative, legal and other expenses incurred in connection with, and any amounts paid in settlement of, any pending or threatened legal action or proceeding, and any taxes or levies that may be payable by such person by reason of the indemnification of any indemnifiable loss hereunder (collectively, “Losses”) resulting from or arising out of: (i) the breach of any representation or warranty of such Indemnifying Party contained in this Agreement or in any schedule or exhibit hereto; or (ii) the violation or nonperformance, partial or total, of any covenant or agreement of such Indemnifying Party contained in this Agreement for reasons other than gross negligence or willful misconduct of such Indemnified Party. In calculating the amount of any Losses of an Indemnified Party hereunder, there shall be subtracted the amount of any insurance proceeds and third-party payments received by the Indemnified Party with respect to such Losses, if any.

Section 4.2                                   Third Party Claims.

(a)                       If any third party shall notify any Indemnified Party in writing with respect to any matter involving a claim by such third party (a “Third Party Claim”) which such Indemnified Party believes would give rise to a claim for indemnification against the Indemnifying Party under this Article IV, then the Indemnified Party shall promptly (i) notify the Indemnifying Party thereof in writing within thirty (30) days of receipt of notice of such claim and (ii) transmit to the Indemnifying Party a written notice (“Claim Notice”) describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to such claim (if any), and the basis of the Indemnified Party’s request for indemnification under this Agreement.

(b)                       Upon receipt of a Claim Notice with respect to a Third Party Claim, the Indemnifying Party shall have the right to assume the defense of any Third Party Claim by, within (30) days of receipt of the Claim Notice, notifying the Indemnified Party in writing that the Indemnifying Party elects to assume the defense of such Third Party Claim, and upon delivery of such notice by the Indemnifying Party, the Indemnifying Party shall have the right to fully control and settle the proceeding, provided, that any such settlement or compromise shall be permitted hereunder only with the written consent of the Indemnified Party.

(c)                        If requested by the Indemnifying Party, the Indemnified Party shall, at the sole cost and expense of the Indemnifying Party, cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim which the Indemnifying Party elects to contest, including the making of any related counterclaim against the person asserting the Third Party Claim or any cross complaint against any person. The Indemnified Party shall have the right to receive copies of all pleadings, notices and communications with respect to any Third Party Claim, other than any privileged communications between the Indemnifying Party and its counsel, and shall be entitled, at its sole cost and expense, to retain separate co-counsel and participate in, but not control, any defense or settlement of any Third Party Claim assumed by the Indemnifying Party pursuant to Section 4.2(b).

(d)                       In the event of a Third Party Claim for which the Indemnifying Party elects not to assume the defense or fails to make such an election within the 30 days of the Claim Notice, the Indemnified Party may, at its option, defend, settle, compromise or pay such action or claim at the expense of the Indemnifying Party; provided, that any such settlement or compromise shall be permitted hereunder only with the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

Section 4.3                                   Other Claims. In the event any Indemnified Party should have a claim against the Indemnifying Party hereunder which does not involve a Third Party Claim, the Indemnified Party shall promptly transmit to the Indemnifying Party a written notice (the “Indemnity Notice”) describing in reasonable detail the nature of the claim, the Indemnified Party’s best estimate of the amount of Losses attributable to such claim and the basis of the Indemnified Party’s request for indemnification under this Agreement. If the Indemnifying

Party does not notify the Indemnified Party within thirty (30) days from its receipt of the Indemnity Notice that the Indemnifying Party disputes such claim, the Indemnifying Party shall be deemed to have accepted and agreed with such claim.

ARTICLE V

MISCELLANEOUS

Section 5.1                                   Survival of the Representations and Warranties. All representations and warranties made by any party hereto shall survive for two years and shall terminate and be without further force or effect on the second anniversary of the date hereof, except as to (i) any claims thereunder which have been asserted in writing pursuant to Section 4.1 against the party making such representations and warranties on or prior to such second anniversary, and (ii) the Company’s representations contained in Section 2.1(a), (b), (c) and (d) hereof, and (iii) the Subscriber’s representations contained in Section 2.2(a) hereof, each of which shall survive indefinitely.

Section 5.2                                   Governing Law; Arbitration. This Agreement shall be governed and interpreted in accordance with the laws of the State of New York. Any dispute arising out of or relating to this Agreement, including any question regarding its existence, validity or termination (“Dispute”) shall be referred to and finally resolved by arbitration at the Hong Kong International Arbitration Centre in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules then in force. There shall be three arbitrators. Each Party has the right to appoint one arbitrator and the third arbitrator shall be appointed by the Hong Kong International Arbitration Centre. The language to be used in the arbitration proceedings shall be English. The seat of arbitration shall be Hong Kong. Each of the Parties irrevocably waives any immunity to jurisdiction to which it may be entitled or become entitled (including without limitation sovereign immunity, immunity to pre-award attachment, post-award attachment or otherwise) in any arbitration proceedings and/or enforcement proceedings against it arising out of or based on this Agreement or the transactions contemplated hereby.

Section 5.3                                   Amendment. This Agreement shall not be amended, changed or modified, except by another agreement in writing executed by the parties hereto.

Section 5.4                                   Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the Subscriber, the Company, and their respective heirs, successors and permitted assigns.

Section 5.5                                   Assignment. Neither this Agreement nor any of the rights, duties or obligations hereunder may be assigned by the Company or the Subscriber without the express written consent of the other Party, except that the Subscriber may assign all or any part of its rights and obligations hereunder to any affiliate of the Subscriber without the consent of the Company, provided that no such assignment shall relieve the Subscriber of its obligations hereunder if such assignee does not perform such obligations. Any purported assignment in violation of the foregoing sentence shall be null and void.

Section 5.6                                   Third Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of the Parties and their respective successors or permitted assigns, and it is not the intention of the Parties to confer third-party beneficiary rights, and this Agreement does not confer any such rights.

Section 5.7                                   Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be sufficiently given to or served on a Party if delivered or sent:

If to the Company, to:	c/o ZTO Express Co., Ltd.
	Address:	No.1685, Huazhi Road, Qingpu District
Shanghai 201708, China
Attention: Xu Feng
Fax: +86 21 59139333
Email: xufeng@zto.com

If to the Subscriber, to:	c/o Zto Es Holding Limited.
	Address:	No.1685, Huazhi Road, Qingpu District
Shanghai 201708, China
Attention: Xu Feng
Fax: +86 21 59139333
Email: xufeng@zto.com

Any notice may be delivered by hand or sent by facsimile number with confirmation receipt followed by first-class mail posted within 24 hours, or by overnight courier. Without prejudice to the foregoing, any notice shall be deemed to have been received on the next business day in the place to which it is sent, if sent by fax, or three business days from the time of posting, if sent by overnight courier, at the time of delivery, if delivered by hand, or if delivered by e-mail, on the same business day, if a receipt of the e-mail is requested and received. Any party hereto may change its address for purposes of this Section 5.7 by giving the other Party written notice of the new address in the manner set forth above.

Section 5.8                                   Entire Agreement. This Agreement constitutes the entire understanding and agreement between the Parties with respect to the matters covered hereby, and all prior agreements and understandings, oral or in writing, if any, between the Parties with respect to the matters covered hereby are merged and superseded by such agreements.

Section 5.9                                   Severability. If any provisions of this Agreement shall be adjudicated to be illegal, invalid or unenforceable in any action or proceeding whether in its entirety or in any portion, then such provision shall be deemed amended, if possible, or deleted, as the case may be, from the Agreement in order to render the remainder of the Agreement and any provision thereof both valid and enforceable, and all other provisions hereof shall be given effect separately therefrom and shall not be affected thereby.

Section 5.10                            Fees and Expenses. Except as otherwise provided in this Agreement, the Company and the Subscriber will bear their respective expenses incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby, including fees and expenses of attorneys, accountants, consultants and financial advisors.

Section 5.11                            Confidentiality. Each party hereto shall keep in confidence, and shall not use (except for the purposes of the transactions contemplated hereby) or disclose, any non-public information disclosed to it or its affiliates, representatives or agents in connection with this Agreement or the transactions contemplated hereby. Each party hereto shall ensure that its affiliates, representatives and agents keep in confidence, and do not use (except for the purposes of the transactions contemplated hereby) or disclose, any such non-public information.

Section 5.12                            Headings. The headings of the various articles and sections of this Agreement are inserted merely for the purpose of convenience and do not expressly or by implication limit, define or extend the specific terms of the section so designated.

Section 5.13                            Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument. Facsimile, e-mail or other electronic signatures shall have the same legal effect as original signatures.

Section 5.14                            No Waiver.  Except as specifically set forth herein, the rights and remedies of the parties to this Agreement are cumulative and not alternative. No failure or delay on the part of any party in exercising any right, power or remedy under this Agreement will operate as a waiver of such right, power or remedy, and no single or partial exercise of any such right, power or remedy will preclude any other or further exercise of such right, power or remedy or the exercise of any other right, power or remedy. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

— REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK —

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

For and on behalf of
ZTO EXPRESS (CAYMAN) INC.

By:	/s/LAI Meisong
Name:	LAI Meisong
Title:	Director and Chief Executive Officer

[Signature Page to Share Subscription Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

For and on behalf of

ZTO ES HOLDING LIMITED

By:	/s/LAI Meisong
Name:	LAI Meisong
Title:	Director

[Signature Page to Share Subscription Agreement]